$471 million investment portfolio through December 31, 2023 10.11% Distribution yield1 11.13% Total return since inception2 4.4x Net Leverage 40% LTV 2.1x Interest Coverage Fidelity Private Credit Fund 4Q23 Quarterly Update 1Annualized distribution yield is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value. Distributions have been and may in the future be funded through sources other than cash flow. See the Fund’s prospectus. The Fund will post notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. As of current month end 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. 2Net Return for Class I. 3The SOFR average of 2.18% in 2022 rose to 5.17% in 2023. The portfolio did not employ leverage until June of 2022 and leverage did not reach a more normalized level of 1:1 until the first quarter of 2023.4 $471MM represents the funded portfolio while $569MM is our total committed amount. The difference between funded and committed amounts is represented by facilities such as revolvers and delayed draw term loans. 5 Yield is calculated as SOFR of 5.40% + spread + OID assuming a three year holding period. 6 Based on the weighted average of the Fund’s commitment as of December 31, 2023. Across the entire direct lending platform we have served as lead or join lead on 82% of the completed transactions over the same period.7 The majority of our loans had at least one maintenance based financial covenant as of December 31, 2023. March 2024 As of December 31, 2023, the Fund’s $471 million4 investment portfolio was comprised of 34 directly originated loans across 22 industries, with a median investment size of $29.6 million and a weighted average yield of 12.3%.5 The investments were predominantly first lien senior secured loans (99.6%), with the balance in equity co-investments (0.4%). The Fidelity value proposition continues to resonate in the market as we have been lead or joint lead on 76% of the investments closed during calendar year 2023.6 To date, our investments have performed well, further de-risking our portfolio by reducing leverage levels. Our portfolio is at approximately 4.2x senior net leverage, down from 4.4x at closing, and on average has a loan to value of 40%. Interest coverage remains sufficient on both an actual (2.2x) and pro forma (2.1x) basis. As a result, we believe our portfolio continues to be well positioned and remain cautiously optimistic about the current investing environment. Looking ahead, we expect the Fund’s investment activity to remain focused on leading first lien, senior secured loans with meaningful covenant protections.7 For eligible investors of the Fidelity Private Credit Fund only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results. Dear Fidelity Private Credit Fund Shareholder:  Welcome to the 2023 year-end shareholder letter for the Fidelity Private Credit Fund (“the Fund”) and thank you for entrusting the Fidelity Direct Lending team with your capital! Since breaking escrow on March 13, 2023, the Fund has been actively investing during an attractive environment that allowed us to produce a distribution yield of 10.11% as of the December 2023 distribution.1 The Fund also generated a since inception net return of 11.13% through December 31, 20232. Both the distribution yield and net return benefitted principally from the rise in SOFR3, as well as from the temporary fee waiver that remained in place through the end of the year. Leverage employed by the fund increased during the year but remained below our target level which reduced returns. Investment Activity While we remain pleased with the investment portfolio constructed thus far and the opportunities we are seeing from our targeted universe of private equity sponsors, the quality and volume of such varied throughout 2023. The variation was principally due to the fact that new deal activity and middle market loan volume were down meaningfully year over year, as noted in the market commentary below. 1

Portfolio compared to the Market Observations

	Private Credit Fund	Market Observations[8]
Net Leverage	4.4x	5.0x – 5.75x
LTV	40%	~55%
Interest Coverage	actual: 2.2x pro forma: 2.1x	actual: 1.4x pro forma: 1.3x

Market Commentary

2023 continued what appeared to be one of the more volatile decades in recent history. When you start a decade with a global pandemic, one should expect the markets to be choppy for some time. Expectations have been frequently wrong since the onset of the pandemic; however, 2023 was no different.

We entered 2023 off the back of a year that witnessed the Federal Reserve increasing rates seven times, resulting in base interest rates rising dramatically from 0.25% to 4.50%. This was a level not seen in nearly 20 years and the largest 12 month increase in base rates since former Fed Chairman, Paul Volcker, increased them from 10.25% in April 1979 to 20.0% in March 1980. The dramatic rise in rates accelerated fears of a looming recession, which was exacerbated by a regional bank crisis that started in the first quarter and ultimately saw the failure of three US banks with cumulative assets in excess of $500 billion.

Amid this backdrop, direct lending continued its ascent into the mainstream. In leveraged credit, direct lending was often the only viable option for much of 2023 as the chart below illustrates the LBO financings recorded last year. While these statistics tend to skew towards larger credits, they are a good proxy for the overall performance of direct lending.



Count of LBOs Financed in BSL vs Private Credit Market
Syndicated
Direct Lending
100
80
60
40
20
-
Q1 19
Q3 19
Q1 20
Q3 20
Q1 21
Q3 21
Q1 22
Q3 22
Q1 23
Q3 23

Source: Pitchbook|LCD Data through December 31, 2023. Direct Lending count is based on transactions covered by LCD News.

Direct lending's dramatic rise in prominence versus traditional sources has received unprecedented media coverage. The result has been a tug of war. On one side, proponents espousing the benefits of private credit – floating rates, higher spreads, and tighter documentation. On the other side, skeptics and realists, including us, pointing out the reality that no matter how conservative the financing, higher interest rates will put stress on borrowers.

The problem, however, lies in the data. To date, the US economy has rewarded the direct lending optimists with its resiliency. As observed in the data below, default rates in direct lending have remained flat throughout 2023 and below levels seen over the past six years.

[8] Source: Lincoln Financial.

2
For eligible investors of the Fidelity Private Credit Fund only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results.

As can be seen in amendment data, including S&P Global Ratings selective default data, we suspect the direct lending industry is not out of the woods yet and outside of significant base rate decreases, 2024 may come to highlight the true lag effect of interest rate increases. Lincoln International amendment data highlighted that 18% of the companies they valued executed amendments last year with the majority of amendments in each quarter arising from the 2021 vintage.9 We believe that the data reveals two key points: (1) The default rate may be artificially suppressed due to amendment activity, and (2) The power of privacy. 3 For eligible investors of the Fidelity Private Credit Fund only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results. Source: S&P Global Ratings Private Credit and Middle-Market CLO Quarterly. Default rate represented by middle market companies with a credit estimate conducted by S&P Global Ratings. Excludes credits with selective defaults. Source: Lincoln International VOG Proprietary Database December 2023. Source: Lincoln International VOG Proprietary Database December 2023. 9 Lincoln International observed more than 740 amendments completed by the over 4,000 companies in their universe.

One of the most misunderstood features of direct lending is the power of privacy for a distressed borrower. Privacy acts as a powerful insulator from added stress due to public awareness of a borrower's problems. Specifically, as a public bond or liquid loan issuer, your stress is broadly known – employees, competitors, suppliers, and customers know about the stress – which results in a vicious cycle further amplifying the stress, effectively creating a "run on the bank" scenario. In a direct lending transaction, the "public" is generally unaware of the stress, allowing a direct lender and a private equity owner to support the business with amended terms or needed capital in an effort to stabilize the business and turn around the performance.

Furthermore, the owner is encouraged that it will be able to negotiate a constructive outcome by the fact that private transactions often have less than five lenders whereas public and liquid transactions can have hundreds of counterparties, which can bring significant complexity and uncertainty to a negotiation. It is also important to note that the sponsor infusion reflected in the amendment data is encouraging because it suggests that while relief has been needed, ownership is supporting the business. This also highlights a fundamental tenant of our business: lower loan to values (LTVs) alongside the right private equity firms often leads them to supporting the business with cash equity during challenging periods.

Partially offsetting the industry's recent success versus liquid credit markets, the overall US LBO and middle market loan volume was down dramatically in 2023.



Middle Market LBO Volume & % Syndicated
US$ Billions
$100
$80
$60
$40
$20
$0
80%
60%
40%
20%
0%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Syndicated
Direct
% syndicated

Source: LSEG LPC Middle Market Connect January 26, 2024.

The resulting modest supply and demand imbalance that occurred in 2023 caused the market to normalize a little earlier than most participants likely expected. While structures remained favorable to lenders throughout the year, spreads came in at least 50 BPs in the latter half of the year as lenders gained confidence in their ability to withstand a higher for longer environment. Overall loan yields remained high versus historical standards and continue to represent an attractive risk-return versus traditional fixed income however, the tightening was noticeable. In addition, direct lending's success against traditional sources in 2023 seems to be putting real pressure on the syndicated loan market which is generally a strong competitor in the upper end of the middle market.

As a result, the syndicators of broadly syndicated loans bounced back with a roar to start 2024. January was one of the most robust months on record for B- rated borrowers in the broadly syndicated loan market. Importantly, it was the largest month on record for refinancings.[10] This poses a major challenge to the upper end of the direct lending market, which has the potential to focus on smaller credits. It is too early to say we are back in a risk-on environment, but some signs seem to be pointing in that direction.

[10] During 2023 approximately 80% of the new issues rated single-B were owned by private equity sponsors.

4
For eligible investors of the Fidelity Private Credit Fund only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results.

Sincerely, David Gaito Head of Direct Lending Co-Portfolio Manager, Fidelity Private Credit Fund Despite market conditions, our portfolio investments have been and will continue to be originated with the expectation that rates and inflation have the potential to remain high, and a recession may be on the horizon. While the latter may not occur, we will invest with that mindset until we are convinced otherwise. In the current market, that will lead us to weight toward higher credit quality in the risk-return equation, with a strong emphasis on free cash flow, interest coverage and sponsor equity commitment. Furthermore, we endeavor to select credits that deliver our investors an attractive opportunity to invest in private credit in all markets and cycles. Know that we will not be perfect in our selections, but will strive for perfection, recognizing that superior performance in credit is driven by protecting your downside. Thank you for entrusting us with your capital! 5 For eligible investors of the Fidelity Private Credit Fund only. This letter is not an offer to sell nor a solicitation of an offer to buy any securities. Past performance does not guarantee future results. Source: Pitchbook|LCD Data through January 31, 2024. Reflects borrowers rated B-minus and/or B3 by S&P Global and Moody’s, respectively.

Not FDIC Insured • May Lose Value • No Bank Guarantee. Information provided in, and presentation of, this document are for informational and educational purposes only and are not a recommendation to take any particular action, or any action at all, nor an offer or solicitation to buy or sell any securities or services presented. It is not investment advice. Fidelity does not provide legal or tax advice. Before making any investment decisions, you should consult with your own professional advisers and take into account all of the particular facts and circumstances of your individual situation. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in these materials because they have a financial interest in them, and receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Risk Factors Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. We have no prior operating history and there is no assurance that we will achieve our investment objective. An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program. This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest for an extended period of time. We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop. Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn. We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. An investment in our Common Shares is not suitable for you if you need access to the money you invest. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. We expect to use leverage, which will magnify the potential for loss on amounts invested in us. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. These materials contain statements that are "forward-looking statements," which are based on certain assumptions of future events. FDS does not assume any duty to update any forward-looking statement. Actual events may differ from those assumed. There can be no assurance that forward-looking statements, including any projected returns, will materialize or that actual market conditions and/or performance results will not be materially different or worse than those presented. Views expressed are as of the date indicated, based on the information available at that time, and may change based on market and other conditions. Unless otherwise noted, the opinions provided are those of the author and not necessarily those of FDS. FDS does not assume any duty to update any of the information Information presented herein is for discussion and illustrative purposes only and is not a recommendation nor an offer or solicitation to buy or sell any securities. Past performance is no guarantee of future results. Certain data and other information in this report was supplied by outside sources and is believed to be reliable as of the date presented. However, FDS has not and cannot verify the accuracy of such information, and such information is subject to change without notice. Fidelity Distributors Company LLC, 500 Salem Street, Smithfield, RI 02917. Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917. 1102358.2.0 1.9910691.101 0224